Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 13, 2007, relating to the consolidated financial statements of Dematco, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended May 31, 2007.

Camarillo, California	By:	/s/ Farber Hass Hurley LLP
March 20, 2008		Farber Hass Hurley LLP
(Formerly Farber Hass Hurley & McEwen LLP)

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501